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TABLE OF CONTENTS

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IHS INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IHS INC.
15 Inverness Way East
Englewood, Colorado 80112
www.ihs.com

March 24, 2006

Dear Stockholder:

        You are cordially invited to attend our 2006 Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m. Mountain Daylight Time, on Wednesday, April 26, 2006, at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112.

        We have included the formal notice of the Annual Meeting and the Proxy Statement as part of this invitation.

        Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. Please review the enclosed Proxy Card carefully to understand how you may vote by proxy. If you choose to vote by proxy, PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying. For your convenience, we have also arranged to allow you to submit your proxy electronically—please refer to the Proxy Card and carefully review the electronic voting instructions.

        If you are a stockholder of record and plan to attend the meeting, please indicate your intention on the Proxy Card in the space provided, or during the electronic voting process. If your shares are not registered in your name, please advise the stockholder of record (your broker, bank, or other institution) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

        Your shares cannot be voted unless you submit your proxy (by mail or electronically) or attend the Annual Meeting in person.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
Stephen Green General Counsel and Corporate Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 26, 2006

To our Stockholders:

        IHS Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m. Mountain Daylight Time, on Wednesday, April 26, 2006, at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112.

        We are holding this Annual Meeting:

  •
  to elect three directors to serve until the 2009 Annual Meeting or until their successors are duly elected and qualified;

  •
  to ratify the appointment of Ernst & Young LLP as our independent registered public accountants; and

  •
  to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

        Only stockholders of record at the close of business on March 17, 2006 (the "record date") are entitled to notice of, and to vote, at this Annual Meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at IHS global headquarters, 15 Inverness Way East, Englewood, Colorado 80112.

        It is important that your shares are represented at this Annual Meeting.

        Even if you plan to attend the Annual Meeting in person, we hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed Proxy Card, or by voting electronically.

        Casting a vote by proxy will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,
Stephen Green General Counsel and Corporate Secretary

Englewood, Colorado
March 24, 2006

TABLE OF CONTENTS

INFORMATION CONCERNING VOTING AND SOLICITATION
Appointment of Proxy Holders
Who Can Vote
How You Can Vote
Revocation of Proxies
Required Vote
Confidentiality
Solicitation of Proxies
PROPOSAL 1—ELECTION OF DIRECTORS
Directors and Nominees
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Audit and Non-Audit Fees
Audit Committee Pre-Approval Policies and Procedures
Required Vote
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Directors
Organization of the Board of Directors
Code of Conduct
Communications with the Board
Director Nominations
Directors' Compensation
Committee Interlocks and Insider Participation
Officers
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE HUMAN RESOURCES COMMITTEE
Role of the Human Resources Committee
Overview
Elements of Executive Compensation
Executive Share Retention Guidelines
Retirement Plans and Perquisites
Compensation of the Chairman of the Board
Compensation of the Chief Executive Officer
Internal Revenue Code Section 162(m)
Conclusion
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option/SAR Grants in Last Year
Long-Term Incentive Plan Awards
Pension Plans
Employment Contracts, Termination of Employment, and Change in Control Agreements
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationships with Security Holders
Registration Rights Agreements
Private Placement—General Atlantic
IHS STOCK PERFORMANCE
Stock Price Performance Graph
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
OTHER MATTERS
APPENDIX A—AUDIT COMMITTEE CHARTER

i

IHS INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

        This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of IHS Inc., a Delaware corporation ("IHS"), of proxies to be used at the 2006 Annual Meeting of Stockholders to be held at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, at 10:00 a.m. Mountain Daylight Time, on Wednesday, April 26, 2006, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of Proxy Card are being first sent to stockholders on or about March 27, 2006.

Appointment of Proxy Holders

        Your Board of Directors asks you to appoint Charles Picasso, Michael Sullivan, and Stephen Green as your proxy holders to vote your shares at the 2006 Annual Meeting of Stockholders. You may make this appointment by voting the enclosed Proxy Card using one of the voting methods described below. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

        Unless you otherwise indicate on the Proxy Card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and that, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

        Only stockholders who owned shares of our common stock at the close of business on March 17, 2006—the record date for the Annual Meeting—can vote at the Annual Meeting.

        Each holder of our Class A common stock is entitled to one vote for each share held as of March 17, 2006. As of the close of business on March 17, 2006, we had 44,757,256 shares of Class A common stock outstanding and entitled to vote.

        Each holder of our Class B common stock is entitled to ten votes for each share held as of March 17, 2006. As of the close of business on March 17, 2006, we had 13,750,000 shares of Class B common stock outstanding and entitled to vote.

        There is no cumulative voting in the election of directors.

How You Can Vote

        You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of Proxy Card received.

        Voting by Mail or Internet.    You may vote by proxy by dating, signing and returning your Proxy Card in the enclosed postage-prepaid return envelope. You may also use the Internet to transmit your voting instructions. If you vote by proxy, carefully review and follow the instructions on the enclosed Proxy Card. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

        Voting at the Annual Meeting.    Voting by proxy will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by proxy, as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to attend and vote in person at the Annual Meeting.

        If you submit your proxy, but do not indicate your voting preference according to the proxy directions, the proxy holders will vote your shares FOR the election of the nominees for director and FOR the ratification of the appointment of independent registered public accountants. The named proxy holders may vote in their discretion upon such other matters as may properly come before the Annual Meeting.

Revocation of Proxies

        Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

  •
  by voting in person at the Annual Meeting;

  •
  by submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting; or

  •
  by submitting another proxy—properly executed and delivered—of a later date, but prior to the Annual Meeting.

Required Vote

        Directors are elected by a plurality vote, which means that the three nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

        A quorum, which is a majority of the outstanding shares as of March 17, 2006, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter, which will have the same effect as a vote against such matter.

        If a broker indicates on the enclosed Proxy Card or its substitute that such broker does not have discretionary authority to vote on a particular matter (known as "broker non-votes"), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Confidentiality

        It is our policy to maintain the confidentiality of all materials that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Solicitation of Proxies

        IHS will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers, and other employees by personal interview, telephone, or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

        Important

Please promptly vote and submit your proxy. You may sign, date, and return the enclosed Proxy Card in the postage-prepaid return envelope, or use the Internet to submit your vote. Voting by proxy will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

        As of the date of this proxy statement, the Board of Directors of IHS Inc. (the "Board"), pursuant to the Bylaws of the Company, has determined that the Board be composed of nine directors divided into three classes. Directors are elected for three-year terms and one class is elected at each Annual Meeting.

        Three directors are to be elected at the 2006 Annual Meeting. These directors will hold office until the Annual Meeting in 2009 or until their respective successors have been elected and qualified. Each of the nominees has consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board, at its option, may reduce the number of directors to constitute the entire Board.

        For more information about each director nominee, our continuing directors, and the operation of our Board see below under "Information About Directors."

2006 NOMINEES FOR DIRECTOR

Name	Age	Position with Company
Charles A. Picasso	64	Director, Chief Executive Officer, and President
Richard W. Roedel	56	Director
Michael V. Staudt	57	Director

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THESE NOMINEES.
THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE
STOCKHOLDER SPECIFIES OTHERWISE.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board, which is composed entirely of non-employee independent directors, has selected Ernst & Young LLP as the independent registered public accountants to audit our books, records, and accounts and our subsidiaries for the fiscal year 2006. Your Board has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of IHS and its stockholders.

        Ernst & Young LLP previously audited our consolidated financial statements during the five fiscal years ended November 30, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        In connection with the audit of the 2005 financial statements, IHS entered into an engagement agreement with Ernst & Young LLP that set forth the terms by which Ernst & Young LLP has performed audit services for IHS. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended November 30, 2005 and 2004, respectively, were as follows:

Services Provided	2005	2004
	(in thousands)	(in thousands)
Audit	$2,122	$1,034
Audit-related	218	110
Tax	9	9
All Other	—	—

Total	$2,349	$1,153

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, reviews of our interim consolidated financial statements, and services provided in connection with statutory and regulatory filings. For 2005, audit fees also included approximately $905,000 for professional services rendered relating to our initial public offering.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services may include employee benefit plan audits, due diligence on proposed transactions, attest services that are not required by regulation or statute, and consultations regarding financial accounting or reporting standards. For 2005, audit-related fees also included approximately $121,000 for professional services rendered relating to our acquisition of assets from i2 Technologies, Inc.

        Tax Fees.    Consists of tax compliance consultations, preparation of tax reports, and other tax services.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services.

        During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants' independence, including compliance with SEC rules and regulations.

        Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

        Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE
STOCKHOLDER SPECIFIES OTHERWISE.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors

2006 Nominees for Director

        Charles A. Picasso has served as President and Chief Executive Officer and a member of our board of directors since October 2004. Prior to his appointment as President and Chief Executive Officer of IHS, Mr. Picasso served as President and Chief Operating Officer of our Engineering segment, since September 2003. Prior to that, from December 2002 to September 2003, Mr. Picasso served as Executive Vice President of Worldwide Sales and Marketing for our Engineering segment. Before joining IHS, Mr. Picasso was Chief Operating Officer with Digital Island Inc. from August 2000 to December 2002. From 1999 to 2000, he was President of CDI Corporation. Prior to that, from 1996 to 1999, he was Senior Vice President of Worldwide Professional Services Business Unit with NCR Corporation (formerly AT&T Global Information Solutions). From January 1994 to 1996, he was President and Chief Executive Officer of AT&T-Istel Europe.

        Richard W. Roedel has served as a member of our board of directors since November 2004. He was Chief Executive Officer of Take-Two Interactive Software, Inc. from June 2004 through January 2005. Mr. Roedel was an audit partner in BDO Seidman, LLC from 1985 to 2000 and Chairman and Chief Executive Officer of BDO Seidman from 1999 to 2000. He also serves on the board of directors of Brightpoint, Inc., Dade Behring Holdings, Inc., and of the Association of Audit Committee Members Inc.

        Michael V. Staudt has served as a member of our board of directors since January 2005. Since March 1997, Mr. Staudt has served as Executive Vice President of TBG Holding N.V. ("TBG"), which is described in further detail in footnote 4 to the discussion of "Security Ownership of Certain Beneficial Owners and Management" in this Proxy Statement. At TBG, he oversees finance, human resources, and corporate affairs. Before joining TBG in 1997, Mr. Staudt was a member of the Executive Committee of Bayerische Vereinsbank Group in charge of corporate banking.

Continuing Directors with Terms Expiring at the Annual Meeting in 2007

        Steven A. Denning has served as a member of our board of directors since April 2005. Mr. Denning is the Chairman and a Managing Director of General Atlantic LLC, a private equity investment firm, and has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is also a director of Eclipsys Corporation, Hewitt Associates, Inc., SRA International, Inc., The Thomson Corporation, and several private information technology companies of which entities affiliated with

General Atlantic are investors. In addition, Mr. Denning is a member of The Board of Trustees of Stanford University and the Board of the American Museum of Natural History.

        Roger Holtback has served as a member of our board of directors since December 2003. Since 2001, Mr. Holtback has served as Chairman and Chief Executive Officer of Holtback Holding AB. From 1993 to 2001 he served as President and Chief Executive Officer of the Bure Equity AB. From 1991 to 1993, he served as a member of the Group Executive Committee of SEB and Coordinating Chairman of SEB Sweden. From 1984 to 1990, he served as President and Chief Executive Officer of Volvo Corporation and Executive Vice President of AB Volvo. Mr. Holtback is currently Chairman of the board of directors of Capio AB and Gunnebo AB, two companies listed on the Swedish Stock Exchange, as well as of Finnveden Holding AB and The Swedish Exhibition Centre. He serves as a member of the Stena Sphere Advisory Board and as Chairman of the Nordic Capital Investment Review Committee. Mr. Holtback previously served as a member of the board of directors and an advisory committee of TBG, and from September 1988 to December 2003 he served on the board of directors of TBG.

        Michael Klein has served as a member of our board of directors since December 2003. Since February 2004, Mr. Klein has been Chief Executive Officer of Global Banking of Citigroup Inc. He also serves as the Vice Chairman of Citigroup International PLC. From 2003 to 2004, he was CEO of Citigroup Inc. Global Corporate and Investment Bank for Europe, the Middle East and Africa. From 2000 to 2003, he held the position of Co-Head of Global Investment Banking for Salomon Smith Barney, a member of Citigroup Inc. Mr. Klein previously served as a member of the board of directors and an advisory committee of TBG, and from December 2001 to December 2003 he served on the board of directors of TBG.

Continuing Directors with Terms Expiring at the Annual Meeting in 2008

        Jerre L. Stead has served as Chairman of our board of directors since December 1, 2000. From August 1996 until June 2000, Mr. Stead served as Chairman of the board of directors and Chief Executive Officer of Ingram Micro Inc. Prior to that, he served as Chief Executive Officer and Chairman of the board of directors at Legent Corporation, from January 1995 to August 1995. From May 1993 to December 1994, he was Executive Vice President of AT&T and Chairman and Chief Executive Officer of AT&T Corp. Global Information Solutions (NCR Corporation). From September 1991 to April 1993, he was President and Chief Executive Officer of AT&T Corp. Global Business Communication Systems. Mr. Stead also serves on the board of directors of TBG, Armstrong World Industries, Inc., Brightpoint, Inc., Conexant Systems, Inc., Mindspeed Technologies, Inc., and Mobility Electronics, Inc.

        C. Michael Armstrong has served as a member of our board of directors since December 2003. Mr. Armstrong served as Chairman of Comcast Corporation from 2002 until May 2004. He was Chairman and Chief Executive Officer of AT&T Corp. from 1997 to 2002, Chairman and Chief Executive Officer of Hughes Electronic Corporation from 1992 to 1997, and retired from IBM in 1991 as Chairman of IBM World Trade after a 31-year career. Mr. Armstrong is on the board of directors of Citigroup Inc., HCA Inc., Parsons Corporation and the Telluride Foundation, and is on the board of trustees of Johns Hopkins University. Mr. Armstrong previously served as a member of the board of directors and an advisory committee of TBG, and from December 1988 to December 2003 he served on the board of directors of TBG. Mr. Armstrong is a Visiting Professor of the Sloan School at the Massachusetts Institute of Technology.

        Balakrishnan S. Iyer has served as a member of our board of directors since December 2003. From October 1998 to June 2003, Mr. Iyer served as Senior Vice President and Chief Financial Officer of Conexant Systems Inc. From 1997 to 1998, he was Senior Vice President and Chief Financial Officer of VLSI Technology Inc. and, from 1993 to 1997, he was Vice President, Corporate Controller of VLSI Technology Inc. Mr. Iyer serves on the board of directors of Invitrogen Corporation, Skyworks Solutions, Conexant Systems, Inc., Power Integrations, Inc., and QLogic Corporation.

Organization of the Board of Directors

        The Board of Directors held seven meetings during the fiscal year ended November 30, 2005. Each director attended at least 75% of the total regularly scheduled and special meetings of the Board of Directors and the committees on which they served. The independent directors of the Board of Directors regularly meet without the presence of management. We do not have a policy regarding directors' attendance at the Annual Meeting.

        The Board of Directors has established three standing committees: the Audit Committee, the Human Resources Committee, and the Nominating and Corporate Governance Committee. We believe that all members of the Audit, Human Resources, and Nominating and Corporate Governance Committees meet the independence standards of the New York Stock Exchange and SEC rules and regulations. The Board has approved a charter for each of these committees, each of which can be found on our website at www.ihs.com.

Code of Conduct

        We have adopted a Code of Business Conduct and Ethics as our "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Our Code of Business Conduct and Ethics also meets the New York Stock Exchange requirements for a "code of conduct." Our Code of Business Conduct and Ethics applies to our directors, as well as all of our principal executive officers, financial and accounting officers, and all other employees of IHS. Our Code of Business Conduct and Ethics, as well as our Governance Guidelines, are available on our website at www.ihs.com and are available in print to any stockholder who requests them. We intend to post any amendments to the Corporate Governance Guidelines and our Code of Business Conduct and Ethics on our website.

Communications with the Board

        The Board of Directors has a process for stockholders to send communications to directors. If you wish to communicate with the Board of Directors as a whole or to non-management directors, you may send your communication in writing to:

Stephen Green General Counsel and Corporate Secretary IHS Inc. 15 Inverness Way East Englewood, Colorado 80112	OR	C. Michael Armstrong Chairman of the Nominating and Corporate Governance Committee IHS Inc. 15 Inverness Way East Englewood, Colorado 80112

        You must include your name and address in the written communication and indicate whether you are a stockholder of IHS. You may address your communication to the entire Board or designate any one or more directors as the intended recipient. Messrs. Green or Armstrong will review any communication received from a stockholder. All material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Composition of Board Committees

        The Board has three standing committees, with duties, current membership and number of meetings for each as shown below.

Audit Committee	15 meetings held during fiscal year 2005
Members:
Balakrishnan Iyer, Chairman Roger Holtback Richard Roedel

        The Audit Committee assists our Board in its oversight of (i) the integrity of our financial statements, (ii) our independent registered public accountant's qualifications, independence, and performance, (iii) the performance of our internal audit function, and (iv) our compliance with legal and regulatory requirements. The Audit Committee is governed by a charter. A more detailed description of the functions of the Audit Committee can be found in the Audit Committee Charter, a copy of which is included as Appendix A at the end of this proxy statement. A copy of the charter can also be found at the Company's website www.ihs.com. As required by the Audit Committee Charter, all members of the Audit Committee meet the criteria for "independence" within the meaning of the standards established by the New York Stock Exchange, the Company's Corporate Governance Guidelines, and the Audit Committee Charter. Each member of the Audit Committee is financially literate and each member has accounting or related financial management expertise as required by New York Stock Exchange listing standards. In addition, the Board of Directors has determined that each member of the Audit Committee meets the definition of "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC.

Human Resources Committee	Nine meetings held during fiscal year 2005
Members:
Michael Armstrong, Chairman Michael Klein Stephen Denning

        The Human Resources Committee has been created by our Board to (i) oversee our compensation and benefits policies generally, (ii) evaluate executive officer performance and review our management succession plan, and (iii) oversee and set compensation for our executive officers. The Human Resources Committee is governed by a charter. A more detailed description of the functions of the Human Resources Committee can be found in the Human Resources Committee Charter, a copy of which can be found at the Company's website www.ihs.com, and under "Report of the Human Resources Committee" in this Proxy Statement. All members of the Compensation Committee are "independent" as required by our Corporate Governance Guidelines and the Human Resources Committee Charter.

Nominating and Corporate Governance Committee	One meeting held during fiscal year 2005
Members:
Michael Armstrong, Chairman Michael Klein Stephen Denning Roger Holtback Balakrishnan Iyer

        The Nominating and Corporate Governance Committee has been created by our Board to (i) identify individuals qualified to become board members and recommend director nominees to the board, (ii) recommend directors for appointment to board committees, (iii) make recommendations to the board as to determinations of director independence, (iv) oversee the evaluation of the board, (v) make recommendations to the board as to compensation for our directors, and (vi) develop and recommend to the board our corporate governance guidelines and code of business conduct and ethics and oversee compliance with such guidelines and code. The Nominating and Corporate Governance Committee is governed by a charter. A more detailed description of the functions of the Nominating and Corporate Governance Committee can be found under "Director Nominations" in this Proxy Statement, and in the Nominating and Corporate Governance Committee Charter, a copy of which can be found at the Company's website www.ihs.com. All members of the Nominating and Corporate Governance Committee are "independent" as required by our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter.

Director Nominations

        The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board of Directors for nomination or election.

        In addition to considering an appropriate balance of knowledge, experience and capability, the Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders (without regard to whether the candidate has been nominated by a stockholder). The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to IHS and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and for a majority of the members of the Board to meet the definition of "independent director" under the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

        Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee, or by any nomination properly submitted by a stockholder pursuant to the procedures for stockholder nominations for directors provided in "Stockholder Proposals for the 2007 Annual Meeting" in this Proxy Statement.

Directors' Compensation

        Our nonemployee directors (other than Michael v. Staudt) receive compensation for their board service. That compensation is comprised of an annual cash retainer of $40,000 (which may be converted into deferred stock units or deferred under our directors stock plan, as described in our Annual Report on Form 10-K under "Equity Compensation Plans—IHS Inc. 2004 Directors Stock Plan") and a fee of $1,500 per board or committee meeting attended, plus reimbursement for all reasonably incurred expenses related to the meeting. Additionally, certain directors may earn annual retainers as follows: a $20,000 Audit Committee chair retainer; a $5,000 committee chair retainer for committees other than our Audit Committee; and a $5,000 Audit Committee member retainer.

        Under our 2004 Directors Stock Plan, on each December 1, commencing with December 1, 2005, each nonemployee director (other than Messrs. Klein and Staudt) who was not on the preceding December 1 a director will receive a one-time award consisting of restricted stock units, whose underlying shares will have, on the date of grant, a fair market value (as defined in the plan) equal to $80,000; and will receive both an award consisting of restricted stock units, whose underlying shares will have, on the date of grant, a fair market value equal to $50,000, and an annual cash retainer award equal to $40,000, which cash-based award may be converted into deferred stock units or deferred.

        On December 29, 2004, each nonemployee director (other than Messrs. Klein and Staudt) who was elected to our Board on or before November 18, 2004 (i.e., all of our current nonemployee directors except Mr. Roedel) received 8,000 shares of restricted stock; each director who was elected to our Board on or after November 22, 2004 but before November 30, 2004 (i.e., Mr. Roedel) received 5,000 shares of restricted stock; and each director who was a nonemployee director as of December 1, 2004 (i.e., all of our current nonemployee directors) received 4,500 shares of restricted stock, in addition to any other shares of restricted stock he may have received under the plan.

        We provide liability insurance for our directors and officers.

Committee Interlocks and Insider Participation

        Our Human Resources Committee performs functions equivalent to a compensation committee. Messrs. Armstrong, Denning and Klein are members of this committee. During the last ten years, none of them has been an officer or employee of IHS. Mr. Stead, one of our executive officers and the Chairman of our Board, served on this committee during fiscal year 2005.

        Other than Mr. Stead, none of our executive officers currently serves, or in the past has served, on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that has or had one or more executive officers serving on our Board or the Human Resources Committee.

Officers

        Set forth below is information concerning our executive officers as of March 27, 2006.

Name	Age	Position
Charles A. Picasso	64	President and Chief Executive Officer, Director
Jerre L. Stead	62	Chairman of the Board
Rohinton Mobed	46	President and Chief Operating Officer, Energy
Jeffrey R. Tarr	43	President and Chief Operating Officer, Engineering
Michael J. Sullivan	41	Executive Vice President and Chief Financial Officer
Stephen Green	54	Senior Vice President and General Counsel
Matt Levin	32	Senior Vice President, Corporate Development and Strategic Planning
H. John Oechsle	43	Senior Vice President and Chief Information Officer
Jane Okun	43	Senior Vice President, Investor Relations and Corporate Communications
Jeffrey Sisson	49	Senior Vice President, Global Human Resources

        Executive officers are appointed by our board of directors. Information about Messrs. Picasso and Stead is provided under "Directors" in this Proxy Statement. A brief biography for each of our other executive officers follows.

        Rohinton Mobed has served as President and Chief Operating Officer of our Energy segment since April 2004. Prior to that, Mr. Mobed served in multiple leadership roles at Schlumberger Limited, since September 1980. Mr. Mobed received his bachelor's degree in Engineering from Trinity College at the University of Cambridge in 1980, and was awarded his master's in Petroleum Engineering with distinction from Imperial College at the University of London in 1987.

        Jeffrey R. Tarr has served as President and Chief Operating Officer of our Engineering segment since December 2004. From May 2001 to November 2004 he led Hoover's, Inc. Mr. Tarr served as Chief Executive Officer and President from May 2001, as a director from June 2001, and as Chairman from March 2002 until March 2003 when the business was acquired by Dun & Bradstreet Corporation. From the date of the acquisition until November 2004, Mr. Tarr served as President and as a director of the Hoover's subsidiary of Dun & Bradstreet. From January 2000 through March 2001 he served as Chief Executive, President, and a director of All.com, Inc. From June 1994 until January 2000 he held a number of positions at US WEST and served as a Vice President from April 1998. Earlier in his career he was a consultant with Bain & Company. Mr. Tarr holds an undergraduate degree in Public and International Affairs from Princeton University and an MBA from Stanford University.

        Michael J. Sullivan joined IHS in October 1999 as Senior Vice President and Chief Financial Officer. In March 2006 he was named Executive Vice President. Prior to joining IHS, Mr. Sullivan was director of corporate accounting from April 1997 to February 1998, and director of financial planning and analysis from February 1998 to October 1999, for Coors Brewing Company. Prior to joining Coors, he spent 10 years with Price Waterhouse in audit services and the transaction support group. Mr. Sullivan holds a bachelor's degree in Business Administration and Accounting from the University of Iowa.

        Stephen Green has served as General Counsel of IHS since 1996. He was Vice President and General Counsel of IHS from 1996 to 2003 and was appointed Senior Vice President and General

Counsel in December 2003. Mr. Green joined the legal department of TBG in 1981. Mr. Green holds a bachelor's degree from Yale University and a law degree from Columbia Law School.

        Matt Levin has served as Senior Vice President, Corporate Development and Strategic Planning since November 2004. Prior to that, Mr. Levin was Vice President, Global Operations Officer of Hudson Highland Group's Solutions Business, since September 2003. From August 2000 to September 2003 he was an independent consultant in the professional services, financial services, and media industries. Prior to working in consulting, Mr. Levin worked in financial services as a First Scholar at First Chicago NBD. Mr. Levin holds an undergraduate degree from Northwestern University and an MBA from the University of Chicago.

        H. John Oechsle joined IHS in July 2003 as Senior Vice President and Chief Information Officer. From June 2000 to July 2003, Mr. Oechsle was Chief Information Officer, Vice President Information Management Worldwide, for Ortho-Clinical Diagnostics, a Johnson & Johnson company. From August 1997 to June 2000, Mr. Oechsle was the General Manager, Executive Director Latin America for Networking & Computer Services, a Johnson & Johnson company. Mr. Oechsle holds a bachelor of science degree in Computer Science from Rutgers University and is a graduate of the Tuck Executive Program at Dartmouth College's Amos Tuck School of Business Administration.

        Jane Okun has served as Senior Vice President, Investor Relations and Corporate Communications since November 2004. From 2002 to 2004, Ms. Okun was a partner with Genesis, Inc., a strategic marketing firm also specializing in investor relations. Prior to that, she was Vice President, Investor Relations and Corporate Communications of Velocom, Inc., from 2000 to 2001, and Executive Director, Investor Relations of Media One Group from 1998 to 2000. Prior to joining Media One, Ms. Okun headed Investor Relations at Northwest Airlines, where she also held multiple corporate finance positions. Ms. Okun holds a bachelor's degree and an MBA from the University of Michigan.

        Jeffrey Sisson has served as Senior Vice President of Global Human Resources of IHS since January 2005. From September 2002 to January 2005, Mr. Sisson was a Principal in Executive Partners, a private human resources consulting firm. From July 2001 to August 2002, Mr. Sisson was Senior Vice President, Human Resources for EaglePicher, Inc. From March 2000 to July 2001, he was Senior Director, Human Resources for Snap-on Incorporated. From February 1998 to February 2000, he was Director, Human Resources for Whirlpool Corporation. Mr. Sisson holds a bachelor's degree and a master's degree in Labor & Industrial Relations from Michigan State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 17, 2006, as to shares of our Class A and Class B common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the Summary Compensation Table under "Executive Compensation" in this Proxy Statement, (iii) each of our directors, and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112.

        The percentage of common stock beneficially owned is based on 44,757,256 shares of Class A common stock and 13,750,000 shares of Class B common stock outstanding as of March 17, 2006. In accordance with the rules of the Securities and Exchange Commission, "beneficial ownership" includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
					% of Total Voting Power(1)
Name of Beneficial Owner	Number of Shares	% of Class	Number of Shares	% of Class
Charles A. Picasso(2)	398,333	*	—	—	*
Jerre L. Stead(2)	450,000	1.0%	—	—	*
Rohinton Mobed(2)	109,333	*	—	—	—
Jeffrey R. Tarr(2)	92,000	*	—	—	—
Michael J. Sullivan(2)	148,333	*	—	—	*
C. Michael Armstrong(2)	15,092	*	—	—	*
Steven A. Denning(3)	6,739	*	—	—	—
Roger Holtback(2)	30,092	*	—	—	*
Balakrishnan S. Iyer(2)	30,717	*	—	—	*
Michael Klein	—	*	—	—	—
Richard W. Roedel(2)	22,092	*	—	—	*
Michael v. Staudt	3,000	*	—	—	—
All directors and executive officers as a group (17 persons)	1,577,731	3.5%	—	—	*
Entities affiliated with General Atlantic LLC(3)	4,687,500	10.5%	—	—	2.6%
Urvanos Investments Limited(4)	952,547	2.1%	13,750,000	100%	76.0%
Urpasis Investments Limited(4)	18,911,391	42.2%	—	—	10.4%

*
Represents less than one percent.

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. The Class B common stock will automatically be converted into

  Class A common stock upon the earlier of the occurrence of specified events or November 16, 2009.

(2)
Includes shares granted as restricted shares under one of our equity compensation plans.

(3)
GA LLC is the general partner of General Atlantic Partners 82, L.P. ("GAP 82"). The managing members of GAP Coinvestments III, LLC ("GAPCO III") and GAP Coinvestments IV, LLC ("GAPCO IV") and together with GA LLC, GAP 82 and GAPCO III, the "GA Group") are also the managing directors of GA LLC. Steven A. Denning is the Chairman and a Managing Director of GA LLC and a managing member of GAPCO III and GAPCO IV. The GA Group is a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Denning disclaims beneficial ownership of the shares held by GAP 82, GAPCO III and GAPCO IV, except to the extent of his pecuniary interest therein. The address of Mr. Denning and the GA Group is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830.

(4)
TBG Holdings NV (TBG), a Netherlands-Antilles company, is the indirect sole owner of Urvanos Investments Limited and Urpasis Investments Limited. TBG is wholly-owned indirectly by The Thyssen-Bornemisza Continuity Trust (Trust), a Bermuda trust, which was created for the benefit of certain members of the Thyssen-Bornemisza family. The trustee of the Trust is Thybo Trustees Limited (Thybo), a Bermuda company. As trustee of the indirect sole stockholder of TBG, Thybo has the power to exercise significant influence over the management and affairs of TBG, including by electing or replacing TBG's board of directors. In addition, in certain circumstances, Thybo may be required to act with respect to TBG at the direction of Tornabuoni Limited (Tornabuoni), a Guernsey company, which is an oversight entity that was established at the time the Trust was created. The board of directors of Tornabuoni may only act by unanimous vote and its members are Georg Heinrich Thyssen- Bornemisza (a beneficiary of the Trust), Claus Hipp, Hans-Peter Schaer, and Donald Perkins. Although Thybo has the power to exert influence over TBG, it has not done so in the past and is not required to do so, except in the case of fraud or as directed by Tornabuoni. In addition, while Tornabuoni has the power to direct Thybo to act with respect to TBG, Tornabuoni has not done so in the past. We have been advised by the current directors of each of Tornabuoni and Thybo that they have no intention at this time to exercise any power they may have to exert such influence with respect to TBG. Tornabuoni and Thybo disclaim any pecuniary interest in the shares held by the record holders. The address of both Urvanos Investments Limited and Urpasis Investments Limited is 17 Grigoriou Xenopoulou Street, P.O. Box 54425, Limassol, Cyprus.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4, and 5 they file.

        Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended November 30, 2005.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by IHS under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving the Company's accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company's independent registered public accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls as set forth in a written charter adopted by your Board of Directors. The Company's management is responsible for preparing the Company's financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent registered public accountants.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company's consolidated financial statements for fiscal year 2005 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

        The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the independent registered public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent registered public accountants have discussed such accountants' independence from IHS and its management, including any matters in those written disclosures. Additionally, the Audit Committee considered whether the provision of non-audit services was compatible with maintaining such accountants' independence.

        The Audit Committee has discussed with internal audit and independent registered public accountants, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee approved the inclusion of the audited financial statements for fiscal year 2005 in the IHS Annual Report on Form 10-K for filing with the SEC.

        Respectfully submitted on March 24, 2006, by the members of the Audit Committee of your Board:

    Mr. Balakrishnan Iyer, Chairman
    Mr. Roger Holtback
    Mr. Richard Roedel

REPORT OF THE HUMAN RESOURCES COMMITTEE

        The following report of the Human Resources Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by IHS under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Role of the Human Resources Committee

        The Human Resources Committee (the "Committee") is currently composed exclusively of non-employee, independent directors. The Committee reviews the compensation program for the Chief Executive Officer and other members of senior management, including the executive officers listed on the Summary Compensation Table (the named executive officers), and determines and administers their compensation. The Committee also reviews and approves the Company's compensation policies generally, including any equity-based plans. The Committee has retained an independent, nationally recognized compensation consultant to assist the Committee in fulfilling its responsibilities.

Overview

        The Committee recognizes that key to the Company's business is the quality and talent of our people. The goal of our executive compensation program is to align executive compensation with shareholder interests, attract, retain and motivate highly qualified executive talent, and provide appropriate rewards for achievement of business objectives and growth in shareholder value.

        The major components of compensation for executive officers are base salary, short-term performance-based incentives in the form of annual cash bonuses and long-term incentives in the form of equity grants. Each component of the executive compensation package emphasizes a different aspect of the Company's compensation philosophy. Annually, the Committee reviews quantitative and qualitative measures of corporate and individual performance in assessing compensation levels of executive officers. This review evaluates the performance of IHS both on a short- and long-term basis. The program specifically offers:

  •
  Base pay that is competitive with relevant industry market data.

  •
  Short-term incentive opportunity that is competitive with the market and provides an upside opportunity when actual performance exceeds goals. Performance measures under this plan should foster long-term growth, innovation, and sustained value creation.

  •
  Long-term incentives to ensure alignment of individual performance with shareholder interests of long-term growth and achievement of the company's business objectives.

        Each of these components is discussed in further detail below.

        The Committee compares senior management compensation levels with those of two different comparator groups. This benchmark data is provided by the outside compensation consultant. The consultant develops competitive market references for base salary, annual incentives, and long-term incentives (including all forms of equity compensation) based on the Company's compensation philosophy. Market practices for supplemental benefits and perquisites are also documented.

        The primary focus of our comparison is a group of 15 companies that represent our primary competition for executive talent (the "Peer Group").(1) The second group is a collection of companies from a broad range of industries with revenues similar to the Company (the "General Industry Group"). This data is utilized to provide an additional perspective on compensation as many executive positions are not specific to our industry. The data for both comparator groups is size-adjusted to match the Company's relative size versus these companies.

(1)
The Peer Group for this purpose consists of the following companies: Acxiom Corporation; Arbitron Inc.; ChoicePoint Inc.; The Corporate Executive Board; The Dun & Bradstreet Corporation; Equifax Inc.; FactSet Research Systems Inc.; Fair Isaac Corporation; Gartner, Inc.; Getty Images, Inc.; John Wiley & Sons, Inc.; The McGraw-Hill Companies, Inc.; Moody's Corporation; ProQuest Company; and The Thomson Corporation.

        It is the Committee's practice to target compensation levels for each executive and all executives as a group at approximately the 50th percentile of the Peer Group with some consideration for the General Industry Group. Variance around the 50th percentile will occur as the Committee considers other relevant factors such as individual and company performance, experience in position, and succession planning.

Elements of Executive Compensation

Base Salary

        The Committee annually reviews and determines the base salaries of the Chairman of the Board, Chief Executive Officer (CEO), and other members of senior management. Base salaries for existing or newly hired executive officers are set by the Committee (or, in the case of the Chairman and the CEO, by the Board upon the Committee's recommendation) based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations, and other objective and subjective factors. The Company's overall performance will also factor into annual base salary increases for the executive officers.

Short-Term Incentive Awards (Annual Bonuses)

        Annual bonuses are tied to the Company's overall performance, as well as the performance of each executive and of his or her area of responsibility or business unit. For fiscal year 2005, the Committee set revenue and adjusted net income targets. Management sets certain financial and operational objectives for each business unit, region/country, and function that are designed to promote key company initiatives. In addition, individual performance is measured based on feedback from the CEO, Chairman, and the Board of Directors. Target bonus opportunity for the executive officers ranges from 50% to 80% of the individual's base salary.

        Achievement against these goals (company, business unit, and individual) lead in 2005 to a percent achievement ranging from 0 to 150% on each of these measures. For 2005, the company attained 102.6% achievement on its revenue goals and 150% (maximum) on its adjusted net income goal.

        The Committee relies heavily, but not exclusively, on the criteria mentioned. The Committee does not use a fixed formula in determining incentive awards. Instead, it exercises discretion in light of these measures and in view of its compensation objectives to determine individual incentive award amounts.

Long-Term Incentive Awards

        In contrast to short-term incentive awards that are paid for prior-year accomplishments, equity grants represent incentives tied to the Company's long-term financial performance. They are intended to provide executive officers with a direct incentive to enhance shareholder value and achieve long-range financial objectives established by the Company. Equity grants are awarded by the Committee (in the case of the Chairman and the CEO, by the Board) and are primarily based on an evaluation of competitive market data, an individual executive's performance, and the anticipated contribution that the executive officer will make to the Company. During 2005, the only long-term incentives granted to our named executives were grants of performance-based restricted stock in connection with the closing of our initial public offering. These restricted shares will vest in November 2007 if the performance goals are achieved. The performance goals are based on compounded annualized growth rates for revenue and adjusted EBITDA over the performance period. The Committee believes that the achievement of these performance measures directly aligns with shareholder value creation. This design provides a strong motivation to achieve the stated performance objectives, but also provides an element of retention.

        Messrs. Stead and Picasso did not receive the 2005 IPO related grants as they received grants of time-based restricted stock in December 2004. Mr. Picasso's award of 240,000 shares relates to his promotion in October 2004 as the Company's President and Chief Executive Officer and serves to create strong shareholder alignment from the outset of his tenure as CEO. Mr. Picasso's grant vests as follows: 25% after two years, 25% after three years, and 50% after four years.

        The long-term incentive awards were granted under the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan.

Executive Share Retention Guidelines

        The Committee believes that senior management should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company's shareholders, the Committee has adopted share retention and ownership guidelines for senior management. Under these guidelines, certain executives are expected to retain 50% of the net after-tax shares realized under equity-based compensation awards granted after the adoption of the guidelines, until they achieve and continue to maintain a significant ownership position, expressed as a multiple of target total cash as follows:

President and Chief Executive Officer	5 times target total cash (base salary + target bonus)
Other Senior Executives	3 times target total cash (base salary + target bonus)

        The forms of ownership that count towards achieving these guidelines include actual shares owned and time-based restricted stock. The Committee periodically reviews share ownership levels of those persons subject to these guidelines.

Retirement Plans and Perquisites

        The Company maintains qualified defined benefit and defined contribution plans with an employer match available to all employees. The named executive officers are also eligible to participate in these plans. The Company does not have deferred compensation plans for its named executive officers. The Company does have a nonqualified defined benefit plan that only restores benefits lost under the qualified defined benefit plan due to IRS limits. The named executive officers are eligible to participate in this plan.

        The Company also provides its officers with life and medical insurance, pension, compensation deferral programs, and other benefits. Overall, the Committee believes that the Company provides de minimus perquisites to its executive officers.

Compensation of the Chairman of the Board

        The non-employee directors meet each year in executive session to evaluate the performance of the Chairman of the Board, the results of which are used to determine compensation for this position. In determining Mr. Stead's compensation, the Committee reviews the performance and appropriate external benchmarks and data for a Chairman of the Board position. Mr. Stead's base salary was set at $400,000 for fiscal year 2005.

        Mr. Stead received a bonus of $600,000 for fiscal year 2005 performance. The bonus was based on the Committee's evaluation of his overall performance and consideration was given to the significant time and effort spent by Mr. Stead in preparing the company for its initial public offering and his strong leadership of the organization. Based on review of external data and benchmarks, the Committee approved an annual bonus at "target" of 80% of base salary for this position to be applicable for the 2006 fiscal year. The range of payouts may vary between 0%—150% of target, depending upon the Committee's evaluation of performance.

        Mr. Stead received no equity awards in fiscal 2005.

Compensation of the Chief Executive Officer

        The non-employee directors meet each year in executive session to evaluate the performance of the Chief Executive Officer, the results of which are used to determine his compensation.

        Based on his performance during the 2005 fiscal year, the Committee approved a 5.5% salary increase for Mr. Picasso from $550,000 to $580,000, effective November 1, 2005.

        The Committee also awarded Mr. Picasso a $650,000 annual incentive payment for fiscal 2005, or 147% of the target award (118% of Mr. Picasso's then base salary). The Committee's decision on Mr. Picasso's annual incentive payment was based on the Company's overall financial performance, as well as Mr. Picasso's leadership in advancing the Company's business strategy and leading the Company through its initial public offering.

        Mr. Picasso's current equity ownership levels exceed five times his target total cash as described above in the Executive Share Retention Guidelines.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code (the Code) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied.

        The Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Committee's control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

        The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

Conclusion

        In summary, the Company believes a significant portion of an executive's compensation should be variable and performance-based so that an officer's total compensation opportunity is linked to the performance of the individual, the Company and its stock price. This structure allows the Company to administer overall compensation that rises or falls based on the Company's performance while maintaining a balance between the Company's short-term and long-term objectives.

        All aspects of the Company's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor the Company's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with the Company's annual and long-term strategic objectives.

        Respectfully submitted on March 24, 2006, by the members of the Human Resources Committee of your Board:

    Mr. C. Michael Armstrong, Chairman
    Mr. Michael Klein
    Mr. Steven A. Denning

EXECUTIVE COMPENSATION

        The following summary compensation table sets forth information concerning aggregate compensation earned by or paid to (i) our Chief Executive Officer and (ii) our four other most highly compensated executive officers who served in such capacities as of November 30, 2005. We refer to these individuals as our named executive officers.

SUMMARY COMPENSATION TABLE

Awards
	Annual Compensation						Long-Term Compensation
Name and Principal Position(1)	Year	Salary	Bonus		Other Annual Compensation(2)		Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation(5)
Charles A. Picasso President and Chief Executive Officer	2005 2004	$550,000 374,903	$650,000 240,000		— —		$3,632,797 —	— 150,000	$443,250 —
Jerre L. Stead Chairman of the Board	2005 2004	400,000 400,000	600,000 400,000		— —		4,104,000 —	— —	877,500 —
Rohinton Mobed President and Chief Operating Officer, Energy	2005 2004	295,385 178,615	243,803 185,748	(6)	— —		1,278,997 —	— 60,000	42,000 6,500
Jeffrey R. Tarr President and Chief Operating Officer, Engineering	2005	358,616	327,121	(7)	$7,017	(8)	1,167,900	—	7,000
Michael J. Sullivan Executive Vice President and Chief Financial Officer	2005 2004	296,154 270,673	190,564 157,006		— —		1,626,847 —	— 70,000	337,256 6,500

(1)
Mr. Mobed joined us on April 1, 2004, and Mr. Tarr joined us on November 30, 2004.

(2)
Perquisites and other personal benefits, securities or property are not disclosed unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary plus bonus for the named executive officer in question, as permitted by SEC rules.

(3)
Restricted stock awards of our Class A common stock were granted under the Amended and Restated IHS Inc. 2004 Long-Term Incentive Plan during the year ended November 30, 2005. The amounts reported in this column represent the aggregate dollar value of these awards as of the grant date. For awards granted on November 16, 2005, which was the date of the closing of our initial public offering, the fair market value per share was determined to be $16.95, based on the average of the opening and closing prices of our Class A common stock on that date. For awards granted on December 23, 2004, which was prior to the closing of our initial public offering, the fair market value per share was determined contemporaneously by the valuation committee of our Board to be $9.12. Restricted shares carry full voting and dividend rights, provided, however, that any cash dividends will be reinvested in dividend shares, and any such dividend shares and any stock dividends will be subject to the same restrictions as the underlying restricted shares. The table below provides information for each named executive officer as to the date of grant of each award, the total number of shares granted, the number of shares that were unvested as of November 30, 2005 and the aggregate fair market value of such unvested shares:

Name	Grant Date		Total Number of Shares Granted (#)	Unvested Shares as of 11/30/05 (#)	Fair Market Value of Unvested Shares at 11/30/05 ($)(a)
Charles A. Picasso	12/23/2004 12/23/2004	(b) (c)	158,333 240,000	158,333 240,000	$3,020,994 4,579,200
Jerre L. Stead	12/23/2004 12/23/2004	(b) (d)	250,000 200,000	250,000 133,334	4,770,000 2,544,013
Rohinton Mobed	11/16/2005 12/23/2004 12/23/2004	(e) (b) (c)	36,000 33,333 40,000	36,000 33,333 40,000	686,880 635,994 763,200
Jeffrey R. Tarr	11/16/2005 12/23/2004 12/23/2004	(e) (c) (f)	42,000 35,000 15,000	42,000 35,000 —	801,360 667,800 —
Michael J. Sullivan	11/16/2005 12/23/2004	(e) (b)	35,000 113,333	35,000 113,333	667,800 2,162,394

  (a)
  The fair market value per share on November 30, 2005 was determined to be $19.08, based on the average of the opening and closing prices of our Class A common stock on that date.

  (b)
  This award was granted as part of the stock option exchange described in "Aggregated Option and SAR Exercises in Last Year and Year-End Option Values" below. It will vest one-third on June 15, 2006 (which is 211 days after the closing of our initial public offering), one-third on November 16, 2006 and one-third on October 1, 2007.

  (c)
  This award will vest 25% on October 15, 2006, 25% on October 15, 2007 and 50% on October 15, 2008.

  (d)
  One-third of this award vested on November 30, 2005. An additional one-third will vest on November 30, 2006, and the remaining one-third will vest on November 30, 2007.

  (e)
  This award was granted in connection with the closing of our initial public offering and will be fully vested as of February 29, 2008, provided that performance objectives, which are based on increases of specified levels of our "adjusted EBITDA" and "revenue" over a specified period of time, are satisfied. If only one objective is met, only 50% of the award will vest. To the extent that this award does not so vest, it will become fully vested and free of restrictions as of November 16, 2011, the sixth anniversary of the grant date.

  (f)
  This award fully vested on November 16, 2005, the date of the closing of our initial public offering.

(4)
These represent stock options to purchase shares of the Class A non-voting common stock of IHS Group Inc., a Colorado corporation and our subsidiary. They were exchanged in the stock option exchange described in "Aggregated Option and SAR Exercises in Last Year and Year-End Option Values" below.

(5)
The amounts reported for the year ended November 30, 2005 are attributable as follows:

Name	Stock Option Exchange Cash ($)(a)	Stock Option Exchange Shares Repurchase ($)(b)	Employer 401(k) Contribution ($)
Charles A. Picasso	$443,250	—	—
Jerre L. Stead	877,500	—	—
Rohinton Mobed	42,000	—	—
Jeffrey R. Tarr	—	—	7,000
Michael J. Sullivan	318,151	$12,105	$7,000

  (a)
  This cash was paid as part of the stock option exchange described in "Aggregated Option and SAR Exercises in Last Year and Year-End Option Values" below.

  (b)
  This amount represents accrued interest that was waived in connection with the surrender of shares of IHS Group Inc. as part of the stock option exchange described in "Aggregated Option and SAR Exercises in Last Year and Year-End Option Values" below.

The entire amounts reported for the year ended November 30, 2004 are attributable to employer 401(k) contributions.

(6)
Of this amount, $100,000 is attributable to a one-time signing bonus.

(7)
Of this amount, $150,000 is attributable to a one-time signing bonus.

(8)
This amount represents a tax gross-up that Mr. Tarr received in connection with his relocation.

Stock Option/SAR Grants in Last Year

        No stock options or stock appreciation rights were granted in the year ended November 30, 2005.

Aggregated Option and SAR Exercises in Last Year and Year-End Option Values

        No stock options or stock appreciation rights were exercised during the year ended November 30, 2005.

        On November 22, 2004, IHS Group Inc. offered to exchange all outstanding stock options to purchase shares of its Class A non-voting common stock that were granted to senior executives under IHS Group Inc.'s 1998 and 2002 non-qualified stock option plans and IHS Group Inc. shares previously acquired upon the exercise of such options. Our senior executives who were offered this opportunity include our named executive officers Messrs. Picasso, Stead, Mobed, and Sullivan. The senior executives who accepted this offer received:

  •
  cash in the amount equal to the excess of $9.42 over the per share exercise price option for every IHS Group Inc. share underlying his or her outstanding option, vested or unvested, with an exercise price lower than $9.42 per share;

  •
  $9.42 in cash for every IHS Group Inc. share he or she previously acquired, upon the exercise of an option, and currently owns (which amount, to the extent applicable, was first applied to the repayment of the principal price of his or her loan in connection with his or her prior option exercise);

  •
  an additional $0.42 in cash for every IHS Group Inc. share he or she previously acquired and surrendered in order to satisfy his or her payroll tax withholding in connection with his or her prior exercise of an option; and

  •
  one restricted share of our Class A common stock for every three IHS Group Inc. shares underlying his or her outstanding options (or previously acquired upon the exercise of an option), regardless of whether such options were vested or unvested and regardless of their exercise price.

        An accepting senior executive was required to tender all of his or her outstanding options for the full number of IHS Group Inc. shares subject to those options and if he or she held any IHS Group Inc. shares previously acquired upon the exercise of an option, all of those IHS Group Inc. shares, on or before the expiration of the offer, which was December 23, 2004. Messrs. Picasso, Stead, Mobed, and Sullivan accepted this offer. The cash that each of them received is included in the "All Other Compensation" column of our summary compensation table above, and the restricted stock that each of them received is included in the "Restricted Stock Awards" column of our summary compensation column above.

Long-Term Incentive Plan Awards

        No awards under any long-term incentive plan (as this term is used by the SEC) were granted in the year ended November 30, 2005.

Pension Plans

        The following table sets forth the estimated aggregate annual retirement benefits for representative years of service and average final compensation payable under the IHS Retirement Income Plan and IHS Supplemental Income Plan as in effect during the plan year 2005. Under the Internal Revenue Code, the maximum permissible benefit from the retirement income plan, which is a qualified pension plan, for retirement in 2005 was $170,000, and annual compensation exceeding $210,000 in 2005 could not be considered in computing the maximum permissible benefit under the retirement income plan. The supplemental income plan, which is a non-qualified pension plan, pays benefits in excess of Internal Revenue Code maximums to all participants of the retirement income plan.

        The benefit amounts shown in the following table do not reflect the reduction based on a portion of the recipient's Social Security benefit in calculating benefits payable under our plans. Benefits are normally paid out on a single-life annuity or 50% joint-and-survivor annuity basis. Optional forms of payment are available.

PENSION PLAN TABLE

	Years of Service
Average Final Compensation
	5	10	15	20	25	30
$250,000	$21,250	$42,500	$63,750	$85,000	$106,250	$127,500
$275,000	$23,375	$46,750	$70,125	$93,500	$116,875	$140,250
$300,000	$25,500	$51,000	$76,500	$102,000	$127,500	$153,000
$325,000	$27,625	$55,250	$82,875	$110,500	$138,125	$165,750
$350,000	$29,750	$59,500	$89,250	$119,000	$148,750	$178,500
$375,000	$31,875	$63,750	$95,625	$127,500	$159,375	$191,250
$400,000	$34,000	$68,000	$102,000	$136,000	$170,000	$204,000
$425,000	$36,125	$72,250	$108,375	$144,500	$180,625	$216,750
$450,000	$38,250	$76,500	$114,750	$153,000	$191,250	$229,500
$475,000	$40,375	$80,750	$121,125	$161,500	$201,875	$242,250
$500,000	$42,500	$85,000	$127,500	$170,000	$212,500	$255,000
$525,000	$44,625	$89,250	$133,875	$178,500	$223,125	$267,750
$550,000	$46,750	$93,500	$140,250	$187,000	$233,750	$280,500
$575,000	$48,875	$97,750	$146,625	$195,500	$244,375	$293,250
$600,000	$51,000	$102,000	$153,000	$204,000	$255,000	$306,000

        The following table provides information on the number of full years of service under the plans, as of November 30, 2005, and compensation for purposes of determining retirement benefits, consisting of regular salary plus commissions and overtime. The plan provides retirement benefits based on a percentage of the highest five years' average compensation in the last ten years of employment.

Name	Full Years of Credited Service (#)		Compensation for Purposes of Determining Benefits ($)(1)
Charles A. Picasso	12	(2)	550,000
Jerre L. Stead	30	(3)	400,000
Rohinton Mobed	0	(4)	N/A
Jeffrey R. Tarr	1		360,000
Michael J. Sullivan	6		298,077

(1)
Earnings which are eligible to be counted under the terms of the plans for the plan year beginning on January 1, 2005 and ending on December 31, 2005.

(2)
Includes nine additional years of benefit service with which Mr. Picasso was credited on January 18, 2006 pursuant to the supplemental income plan. Does not reflect the ten additional years of benefit service with which Mr. Picasso would be credited if he were to be employed by us through his 65th birthday or if we terminate his employment prior to his 65th birthday other than for cause, he terminates his employment prior to such date for good reason, his employment terminates prior to such date by reason of death or disability or he terminates his employment prior to such date following a change in control. See "—Employment Contracts, Termination of Employment and Change In Control Arrangements—Charles A. Picasso."

(3)
Includes 25 additional years of benefit service with which Mr. Stead has been credited pursuant to the supplemental income plan.

(4)
Mr. Mobed does not participate in the plans, because his business segment is not a participating employer unit in the plans. We anticipate that Mr. Mobed will commence participating in the plans on May 1, 2006.

        Participants are 100% vested in their benefit at the time they are credited with five or more years of vesting service or the date when they reach age 65. Vesting may be accelerated in years in which we make a transfer of surplus plan assets to the retiree medical accounts under the plan to provide for retiree medical coverage.

        Normal retirement age under the plan is 65, but a participant who terminates employment with at least ten years of vesting service may retire as early as age 55. Participants who terminate employment after age 55 with ten years of vesting service will receive a reduction of benefit equal to 0.5% for each month that benefit commencement precedes age 62. Participants who terminate employment before age 55 with ten years of vesting service will receive a reduction of benefit equal to 0.5% for each month that benefit commencement precedes age 65.

        Effective May 1, 2006, the plans will be amended to provide a lump-sum retirement benefit, payable at age 65, equal to 15% of pensionable pay earned from May 1, 2006 through the participant's termination date. The accrued benefit related to pay and service through April 30, 2006 will be frozen and paid as a lump sum or annuity from the plans when the participant subsequently terminates service with us. Grandfathered participants (i.e., those who are at least 40 years of age with 10 years of service as of May 1, 2006), including Messrs. Picasso and Stead, will receive the greater of the two benefits as follows: the benefit based on the old formula recognizing all of their service; or the benefit which is an addition of the old formula for service through April 30, 2006 and the new formula for service after May 1, 2006.

Employment Contracts, Termination of Employment and Change In Control Arrangements

        All of our executive officers, other than Mr. Stead, have employment agreements with us. The following are descriptions of the employment agreements for our named executive officers. These descriptions are intended to be summaries and do not describe all provisions of the agreements. In addition, the agreements for individuals who are currently our executive officers, but who are not our named executive officers, may contain provisions that are different than those described in the following descriptions.

        Charles A. Picasso.    We have entered into an employment agreement with Charles A. Picasso. The following is a description of the material terms of this agreement.

        Term.    The term of Mr. Picasso's employment under the agreement commenced on October 15, 2004 for an initial term of one year, and it renews automatically on each anniversary of that date for an additional one-year period, unless either Mr. Picasso's employment is terminated earlier in accordance with the agreement or we notify, or Mr. Picasso notifies, the other party in writing at least 30 days prior to the applicable anniversary of the commencement date.

        Base salary, bonus and benefits.    The agreement provided for an initial base salary of $550,000, to be increased by the Human Resources Committee of our Board in its sole discretion. Effective November 1, 2005, Mr. Picasso's salary for the year ended November 30, 2006, was increased to $580,000.

        Under the agreement, Mr. Picasso is eligible for an annual bonus pursuant to our then current annual incentive plan. Commencing with the year beginning December 1, 2004, and for each subsequent year during the term of Mr. Picasso's employment, he will be eligible to receive a bonus in an amount equal to 80% of his base salary in effect at the beginning of such year at target performance and in an amount equal to 120% at maximum performance. The performance objectives for Mr. Picasso's annual bonus will be determined by our Board. Mr. Picasso's annual bonus will be prorated for achievement of objectives between 80% and 100% of target performance and between target performance and maximum performance. No annual bonus will be payable in any year for performance at or below 80% of target performance.

        Mr. Picasso is also entitled to participate in the employee benefits plans, programs and arrangements as are customarily accorded to our executives.

        Termination of employment.    If there is no "change in control" (as defined in the agreement), the agreement provides that Mr. Picasso's employment may terminate upon his resignation for "good reason" (as defined in the agreement) or by us without "cause" (as defined in the agreement). In either of these situations, Mr. Picasso is entitled to a lump-sum cash payment equal to the sum of the following:

  •
  any earned but unpaid base salary or other amounts accrued or owing through the date of termination;

  •
  in the event of termination prior to Mr. Picasso's 65th birthday, an amount equal to two years of his then base salary;

  •
  in the event of termination on or after his 65th birthday, in lieu of the payment described in the bullet above, we will employ Mr. Picasso as a consultant for the one-year period following termination and will pay him an amount equal to one year of his then base salary; and

  •
  Mr. Picasso's target bonus amount for such year, prorated for the number of days that have elapsed during such year.

        In addition to the foregoing lump-sum payment, Mr. Picasso is entitled to:

  •
  continued participation in our medical, dental and vision plans for the relevant period, as described below, following the date of termination;

  •
  vesting of unvested stock options, restricted stock and other equity awards then held by Mr. Picasso, as determined under the applicable compensation plan;

  •
  outplacement services during the six-month period following such termination; and

  •
  a credit for an additional two years for the purposes of each of the age and service requirements of any of retirement related employee benefit plans, programs and arrangements maintained by us or our affiliates in which Mr. Picasso participated at the time of such termination.

        Additionally, if Mr. Picasso is employed by us through his 65th birthday or if we terminate his employment prior to his 65th birthday other than for cause, he terminates his employment prior to such date for good reason, his employment terminates prior to such date by reason of death or disability or he terminates his employment prior to such date following a change in control, he will be credited with ten additional years for purposes of service requirements under the pension plan in which he participates on such date. This credit will be added to any two-year service credit to which he may otherwise be entitled.

        For these purposes, the "relevant period" means, if Mr. Picasso is terminated prior to his 65th birthday, the period of two years following termination of Mr. Picasso's employment, and, if Mr. Picasso is terminated on or after his 65th birthday and is engaged to provide consulting services, the period of one year following the termination of his employment.

        In addition to the payments and benefits above, if there is change in control, and within one year of such change in control Mr. Picasso terminates employment for a "CIC good reason" (as defined in the agreement) or is terminated by us without cause, the agreement provides that all unvested stock options, restricted stock and other equity awards held by Mr. Picasso will fully vest and become exercisable as of the effective date of such termination.

        Under the agreement, if Mr. Picasso terminates his employment other than for good reason or if his employment is terminated by us for cause, Mr. Picasso will receive no further payments, compensation or benefits, except as accrued or owing prior to the effectiveness of Mr. Picasso's termination, and such compensation or benefits that have been earned and will become payable without regard to future services.

        The agreement provides that if Mr. Picasso's employment terminates by reason of death, disability or retirement, he or his beneficiaries will receive a lump-sum cash payment equal to the sum of:

  •
  any earned but unpaid base salary or other amounts, as defined in the agreement, accrued or owing through the date or termination; and

  •
  Mr. Picasso's target bonus for such year, prorated for the number of days that have elapsed during such year.

        If employment terminates by reason of Mr. Picasso's retirement, Mr. Picasso may be entitled to additional benefits as determined in accordance with our otherwise applicable employee benefit and retirement plans and programs.

        Under the agreement, if Mr. Picasso's employment terminates other than by reason of death or disability, any payments Mr. Picasso is eligible for are contingent on Mr. Picasso's execution of a release.

        Tax indemnity.    Under the agreement, if any amounts or benefits received under the agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, an additional payment will be made to restore Mr. Picasso to the after-tax position that he would have been in, if the excise tax had not been imposed.

        Covenants.    Under the agreement, Mr. Picasso has agreed to maintain the confidentiality of certain of our information at all times during his employment and thereafter unless he obtains the prior written consent of our board of directors. Mr. Picasso has also agreed not to compete with us during his employment and for a restricted period, as described below, after any termination of his employment. Additionally, Mr. Picasso has agreed not to solicit, hire or cause to be hired any of our employees or employees of any of our subsidiaries for or on behalf of any competitor during that restricted period. For these purposes, the "restricted period" means the two-year period following termination of Mr. Picasso's employment.

        Country Club.    Separately, we have agreed with Mr. Picasso that he will be the primary user of our membership in a country club. We have paid for the initiation fee and will continue to pay the monthly family dues while he is employed by us. At such time that Mr. Picasso leaves our employment for any reason, he will no longer be permitted to use our membership.

        Jerre L. Stead.    Mr. Stead does not have an employment agreement. Mr. Stead's annual compensation is determined by our board of directors, based on his performance and contributions. Our Board has set Mr. Stead's base salary at $425,000 for the year ending November 30, 2006.

        Rohinton Mobed, Jeffrey R. Tarr, and Michael J. Sullivan.    We have entered into an employment agreement with each of Rohinton Mobed, Jeffrey R. Tarr, and Michael J. Sullivan. The following is a description of the material terms of their agreements.

        Term.    The term of employment for Messrs. Mobed and Sullivan under their respective agreements commenced on November 1, 2004. The term of Mr. Tarr's agreement commenced on December 1, 2004. Each such agreement has an initial term of one year, and it renews automatically on each anniversary of that date for an additional one-year period, unless their employment is terminated earlier in accordance with their agreements or we notify, or Messrs. Mobed, Tarr, or Sullivan notifies, the other party in writing at least 30 days prior to the applicable anniversary of the commencement date.

        Base salary, bonus and benefits.    The agreements of Messrs. Mobed, Tarr, and Sullivan provide for an initial base salary of $270,000, $360,000, and $275,000, respectively, to be increased by the Human Resources Committee of our Board in its sole discretion. Effective in February 2006, the Human Resources Committee established base salaries for Messrs. Mobed, Tarr, and Sullivan at $354,375, $391,875, and $324,000, respectively. Effective in August 2006, Mr. Mobed's salary will increase to $391,875.

        Under their agreements, Messrs. Mobed, Tarr, and Sullivan are eligible for an annual bonus pursuant to our then current annual incentive plan. For the year ending November 30, 2006, each of Messrs. Mobed, Tarr, and Sullivan will be eligible to receive a bonus in an amount equal to 60% of his base salary in effect at the beginning of such year at target performance. Performance objectives for their annual bonuses will be determined by our Chief Executive Officer.

        Messrs. Mobed, Tarr, and Sullivan are also entitled to participate in the employee benefits plans, programs, and arrangements as are customarily accorded to our executives.

        Termination of employment.    If there is no "change in control" (as defined in their agreements), their agreements provide that the employment of Messrs. Mobed, Tarr, and Sullivan may terminate upon their resignation for "good reason" (as defined in their agreements) or by us without "cause" (as defined in their agreements). In either of these situations, Messrs. Mobed, Tarr, and Sullivan are entitled to a lump-sum cash payment equal to the sum of the following:

  •
  any earned but unpaid base salary or other amounts accrued or owing through the date of termination;

  •
  an amount equal to nine months of his then base salary, plus an additional month of such base salary for each year of employment with us or any of our affiliates, up to a maximum aggregate amount equal to two years of such base salary; and

  •
  his target bonus amount for such year, prorated for the number of days that have elapsed during such year.

        In addition to the foregoing lump-sum payment, Messrs. Mobed, Tarr, and Sullivan are each entitled to the same rights as Mr. Picasso to benefit plan participation, equity award treatment, outplacement services, and two-year crediting under retirement related employee benefit plans.

        For these purposes, the "relevant period" means the period following termination of the employment of Messrs. Mobed, Tarr, and Sullivan equal to the total number of months upon which the payments thereunder are calculated, up to a maximum period of two years. Credit for the year in which termination occurs will be given for the purposes of calculating payments if he has completed six months or more of service beyond the prior anniversary date of his employment.

        In addition to the payments and benefits above, if there is change in control, and within one year of such change in control Messrs. Mobed, Tarr, or Sullivan terminates employment for a "CIC good reason" (as defined in their agreements) or is terminated by us without cause, rights with respect to their equity awards will be the same as those of Mr. Picasso.

        Under their agreements, if Messrs. Mobed, Tarr, or Sullivan terminates his employment other than for good reason or if his employment is terminated by us for cause, his rights will be the same as those of Mr. Picasso.

        Their agreements provide that if the employment of Messrs. Mobed, Tarr, or Sullivan terminates by reason of death, disability, or retirement, he, or his beneficiaries, will have the same rights as Mr. Picasso.

        Under their agreements, if the employment of Messrs. Mobed, Tarr, or Sullivan terminates other than by reason of death or disability, any payments he is eligible for are contingent on Messrs. Mobed, Tarr, or Sullivan's execution of a release.

        Tax indemnity.    Under their agreements, Messrs. Mobed, Tarr, or Sullivan have the same right to a tax indemnity as Mr. Picasso. Separately, we have agreed to reimburse Mr. Mobed for any tax penalties associated with tax withholding elections for certain equity awards.

        Covenants.    Under their agreements, Messrs. Mobed, Tarr, and Sullivan have agreed to the same confidentiality, non-competition, and non-solicitation provisions as Mr. Picasso. However, for their purposes, the "restricted period" means the longer of the one-year period following termination of employment of Messrs. Mobed, Tarr, or Sullivan, or in the event he receives payments as a result of his resignation for good reason, termination without cause, or following a change in control, in an amount greater than one year of his then base salary, the period following his termination of employment equal to the total number of months upon which the payments thereunder are calculated, up to a maximum period of two years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with Security Holders

        Prior to our initial public offering in November 2005, voting and investment decisions with respect to the shares of our company had historically been made by TBG Holdings NV (TBG), a Netherlands-Antilles company which is the indirect sole owner of Urvanos Investments Limited and Urpasis Investments Limited, each of which is known by us to own greater than five percent of our Class B and Class A common stock, respectively. Jerre L. Stead, the Chairman of our Board, is a member of the board of directors of TBG. Michael v. Staudt, an executive vice president of TBG, is a member of our Board. In addition, C. Michael Armstrong, Roger Holtback, and Michael Klein, all members of our Board, have previously served as members of the board of directors and an advisory committee of TBG.

        TBG is wholly-owned indirectly by The Thyssen-Bornemisza Continuity Trust (Trust), a Bermuda trust, which was created for the benefit of certain members of the Thyssen-Bornemisza family. The trustee of the Trust is Thybo Trustees Limited (Thybo), a Bermuda company. As trustee of the indirect sole stockholder of TBG, Thybo has the power to exercise significant influence over the management and affairs of TBG, including by electing or replacing TBG's board of directors. In addition, in certain circumstances, Thybo may be required to act with respect to TBG at the direction of Tornabuoni Limited (Tornabuoni), a Guernsey company, which is an oversight entity that was established at the time the Trust was created. The board of directors of Tornabuoni may only act by unanimous vote and one of its members is Georg Heinrich Thyssen-Bornemisza (a beneficiary of the Trust). Although Thybo has the power to exert influence over TBG, it has not done so in the past and is not required to do so, except in the case of fraud or as directed by Tornabuoni. In addition, while Tornabuoni has the power to direct Thybo to act with respect to TBG, Tornabuoni has not done so in the past. We have been advised by the current directors of each of Tornabuoni and Thybo that they have no intention at this time to exercise any power they may have to exert such influence with respect to TBG.

        In addition, there are ongoing discussions among Thybo and the beneficiaries of the Trust with a view to reorganizing the Trust at some point in the future. We understand that it is contemplated that if such a reorganization were to take place, separate trusts for the beneficiaries would be created, with the trust created for the benefit of Georg Heinrich Thyssen-Bornemisza and his immediate family becoming the sole indirect owner of TBG, which in turn will remain the sole indirect owner of Urvanos Investments Limited, which holds shares of our Class A common stock and all of our Class B common stock. The trusts created for the benefit of the other beneficiaries and their immediate families would become owners, directly or indirectly, of the shares of Class A Common Stock then held by Urpasis Investments Limited. Should this reorganization occur, TBG will continue to have the power to exercise significant influence over our management and affairs and over all matters requiring stockholder approval in the same manner as it currently does. In addition, Georg Heinrich Thyssen-Bornemisza (who is the chairman of the board of directors of TBG), along with the trustees of a new trust for his benefit, would have the power to exert significant influence over the management and affairs of TBG, including through electing or replacing members of the TBG board of directors.

        We do not face, and have not in the past faced, liabilities (including relating to environmental or health and safety matters) with respect to any properties, businesses or entities that are not part of our core business but are now or were historically owned by TBG or its affiliates, and we do not anticipate incurring such liabilities in the future. However, we cannot provide assurances that this will continue to be the case. We have entered into an agreement with TBG to provide certain indemnities to each other. This agreement generally provides that we will indemnify TBG for liabilities relating to our properties and core business, and that TBG will indemnify us for liabilities relating to any properties, businesses or entities that are now or were historically owned by TBG or its affiliates (other than our properties and core business).

Registration Rights Agreement

        We have entered into an agreement that provides registration rights to Urpasis Investments Limited ("Urpasis") and Urvanos Investments Limited ("Urvanos") and their Permitted Transferees (collectively, "holders"), who hold, as of March 17, 2006, an aggregate of 19,863,938 shares of our Class A common stock and all of our shares of Class B common stock. "Permitted Transferees" means (i) any trust, so long as one (or more) of the beneficiaries of the Trust as of the date of this offering is the principal beneficiary (or are the principal beneficiaries) of such trust or (ii) any corporate entity(ies), partnership(s) or other similar entity(ies), that is wholly-owned, directly or indirectly, by the Trust or any trust referred to in (i) above. Set forth below is a summary of these registration rights.

        Demand Registration Rights.    At any time on or after November 16, 2006 (the first anniversary of our initial public offering), upon the written request of a holder, we will be required to use our best efforts to effect, as expeditiously as possible, the registration of all or a portion of their Class A common stock, provided that the aggregate proceeds of the offering is expected to equal or exceed $50 million. Urpasis and Urvanos (and their respective Permitted Transferees) will be entitled to a total of six and two demand registrations, respectively. However, we will not be required to effect more than one demand registration within any twelve month period; we will also have the right to preempt any demand registration with a primary registration, in which case the holders will have their incidental registration rights as described below. We will pay all expenses in connection with any registration of shares on behalf of the holders, except that the holders will pay any underwriting discount.

        Incidental Registration Rights.    Under the agreement, the holders have the right to request that their shares be included in any registration of our Class A common stock other than registrations on Form S-8 or S-4, registrations for our own account pursuant to Rule 415, or in compensation or acquisition-related registrations. In addition, the underwriters may, for marketing reasons, cut back all or a part of the shares requested to be registered and we have the right to terminate any registration we initiated prior to its effectiveness regardless of any request for inclusion by the holders.

        Holdback Agreements.    Urpasis and Urvanos have agreed that they and their Permitted Transferees will not, until November 16, 2006, directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A common stock, or any options or warrants to purchase any shares of Class A common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock, whether now owned or later acquired.

        The registration rights agreement contains the full legal text of the matters discussed above. A copy of the agreement, filed as an exhibit to our registration statement on Form S-1, is made available for review by the Securities Exchange Commission at their website, www.sec.gov.

Private Placement—General Atlantic

        On November 16, 2006, the effective date of our initial public offering, Urvanos and Urpasis completed a private placement with certain affiliates of General Atlantic LLC, a private investment group, whereby they sold an aggregate of $75 million of shares of our Class A common stock at the initial public offering price, or 4,687,500 shares. The General Atlantic entities have agreed, subject to limited exceptions, that they will not, until November 16, 2007 (the second anniversary of our initial public offering), directly or indirectly, sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the shares of our Class A common stock purchased in the private placement. In addition, we have agreed to provide, following the second anniversary of our initial public offering, under certain circumstances and subject to certain limitations, rights with respect to the registration under the Securities Act of the shares of our Class A common stock purchased in the private placement and held by these entities. Steven A. Denning, the Chairman and a Managing Director of General Atlantic LLC, is a member of our board of directors.

IHS STOCK PRICE PERFORMANCE

Stock Price Performance Graph

        The stock price performance graph below, which assumes a $100 investment on November 11, 2005 (our first day of trading on the NYSE) and reinvestment of any dividends, compares our cumulative total shareowner return (assuming reinvestment of dividends), the Dow Jones Industrial Average Index, the S&P 500 Index, and our Peer Index (as described below) for the period beginning November 11, 2005 through February 12, 2006. The closing price per share of the common stock was $19.26 on November 30, 2005 (the last day of our fiscal year). No cash dividends have been declared on our common stock since the initial public offering.

        The stock price performance indicated on the following graph is not necessarily indicative of future price performance. The stock price performance graph and related information will not be deemed to be incorporated by reference in any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG IHS INC.,
DJIA INDEX, AND PEER GROUP INDEX

Because we believe that we are a unique company with no direct competitors, we do not believe that any grouping of publicly-traded companies accurately mirrors our business or our role in the industries that we serve. Instead, we have selected as a "Peer Group" for comparative purposes a number of businesses that we reasonably believe share certain characteristics representative of our own company. Companies selected in the Peer Group Index for this purpose are the following: Acxiom Corporation; Arbitron Inc.; ChoicePoint Inc.; The Corporate Executive Board; The Dun & Bradstreet Corporation; Equifax Inc.; FactSet Research Systems Inc.; Fair Isaac Corporation; Gartner, Inc.; Getty Images, Inc.; John Wiley & Sons, Inc.; The McGraw-Hill Companies, Inc.; Moody's Corporation; ProQuest Company; and The Thomson Corporation. The cumulative return of the Peer Group Index is based on a weighted average in accordance with the market capitalization of each company.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

        If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2007 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the IHS Corporate Secretary no later than October 25, 2006. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

        A stockholder proposal not included in our proxy statement for the 2007 Annual Meeting will be ineligible for presentation at the 2007 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of IHS at the principal executive offices of IHS:

    IHS Inc.
    Attn: Corporate Secretary
    15 Inverness Way East
    Englewood, CO 80112

        In order to be timely under our Bylaws, notice of stockholder proposals related to stockholder nominations for the election of Directors must be received by the IHS Corporate Secretary—in the case of an annual meeting of the stockholders—no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. If the next annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by IHS of the date of such meeting.

        If the number of Directors to be elected to the Board of Directors at an annual meeting is increased and IHS has not made a public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice will be considered timely—but only with respect to nominees for the additional directorships—if it is delivered to the IHS Corporate Secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by IHS.

        Stockholder nominations for the election of Directors at a special meeting of the stockholders must be received by the IHS Corporate Secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

        A stockholder's notice to the Corporate Secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

  •
  the name and record address of the stockholder and the beneficial owner;

  •
  the class and number of shares of the Corporation's capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a representation that the stockholder is a holder of record of the Corporation's stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

  •
  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

        As to each person whom the stockholder proposes to nominate for election as a Director, the notice must include:

  •
  all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to the Securities Exchange Act of 1934; and

  •
  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected.

        Notice procedures for stockholder proposals not related to Director nominations, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to Director nominations discussed above insofar as they relate to the timing of receipt of notice by the Secretary.

        A stockholder's notice to the IHS Corporate Secretary must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

  •
  a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Corporation's bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

  •
  the name and record address of the stockholder and beneficial owner;

  •
  the class and number of shares of the Corporation's capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

  •
  a representation that the stockholder is a holder of record of the Corporation's stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

  •
  a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

        You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

    U.S. Securities and Exchange Commission
    Division of Corporation Finance
    100 F Street, N.E.
    Washington, DC 20549

or through the Commission's Internet web site: www.sec.gov. In addition to any other information that you may find useful, you may also want to consult SEC Release No. 34-40018 dated May 21, 1998.

The IHS 2005 Annual Report on Form 10-K has been mailed with this Proxy Statement.

        We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to IHS Inc. at 15 Inverness Way East, Englewood, Colorado 80112, Attention: Investor Relations.

        The request must include a representation by the stockholder that as of March 17, 2006, the stockholder was entitled to vote at the Annual Meeting.

OTHER MATTERS

        Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

        Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,
Stephen Green General Counsel and Corporate Secretary
Englewood, Colorado March 24, 2006

APPENDIX A

IHS INC.
A Delaware corporation
(the "Company")

Audit Committee Charter
Adopted December 9, 2004

Purpose

        The Audit Committee is created by the Board of Directors of the Company to:

  (1)
  assist the Board in its oversight of:

  •
  the integrity of the financial statements of the Company;

  •
  the qualifications, independence and performance of the Company's independent auditor;

  •
  the performance of the Company's internal audit function; and

  •
  compliance by the Company with legal and regulatory requirements;

    and

  (2)
  prepare the Audit Committee report that the Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

        The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements applicable to a New York Stock Exchange listed company. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

        No member of the Audit Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

Responsibilities

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

Independent Auditors

  •
  The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (subject, if applicable, to shareholder ratification). Each such accounting firm shall report directly to the Audit Committee.

  •
  The Audit Committee shall pre-approve the audit services and non-audit services to be provided by the Company's independent auditor before the auditor is engaged to render such services.

    The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

  •
  The Audit Committee shall review and approve the scope and staffing of the independent auditor's annual audit plan(s).

  •
  The Audit Committee shall evaluate the independent auditor's qualifications, performance and independence, and shall present its conclusions with respect to the independent auditor to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

  •
  obtain and review a report or reports from the Company's independent auditor:

  •
  describing the independent auditor's internal quality-control procedures;

  •
  describing any material issues raised by (i) the most recent internal quality-control review, or peer review, of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues; and

  •
  describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1; and

  •
  ssuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  •
  review and evaluate the senior members of the independent auditor teams, particularly the partners on the audit engagement team(s);

  •
  consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence; and

  •
  obtain the opinion of management and the internal auditors of the independent auditor's performance.

  •
  The Audit Committee shall establish policies for the Company's hiring of current or former employees of the independent auditor.

Internal Auditors

  •
  At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditor.

  •
  At least annually, the Audit Committee shall evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

  •
  The Audit Committee shall meet to review and discuss with management and the independent auditor, in separate meetings if the Audit Committee deems it necessary:

  •
  the annual audited financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-K; and

  •
  the quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-Q.

  •
  As appropriate, the Audit Committee shall review with management, the internal auditors and the independent auditor, in separate meetings if the Audit Committee deems it necessary:

  •
  the annual audited financial statements;

  •
  the quarterly financial statements;

  •
  related party transactions and off-balance sheet transactions and structures;

  •
  the critical accounting policies and practices of the Company;

  •
  any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

  •
  any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; and

  •
  the effect of regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

  •
  The Audit Committee shall review, in conjunction with management, the Company's policies generally with respect to the Company's earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type of information to be disclosed and type of presentation to be made and paying particular attention to the use of non-GAAP financial information.

  •
  The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company's disclosure controls and procedures and internal control over financial reporting. The review of internal control over financial reporting shall include whether there are any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect the Company's ability to record, process, summarize and report financial information and any fraud involving management or other employees with a significant role in internal control over financial reporting.

  •
  The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Audit Committee by the auditor pursuant to Statement on Auditing Standards No. 61, as amended.

  •
  In connection with its oversight responsibilities, the Audit Committee shall be directly responsible for the resolution of disagreements between management and any auditor regarding the Company's financial reporting.

  •
  The Audit Committee shall review the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

  •
  The Audit Committee shall establish procedures for:

  •
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

  •
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  The Audit Committee shall review any complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

  •
  The Audit Committee shall prepare the Audit Committee report that the Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Reporting to the Board

  •
  The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the independence and performance of the Company's independent auditor, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

  •
  At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.

  •
  The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board.

Authority

        The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditor to meet with any members of, or advisors to, the Audit Committee.

        The Audit Committee shall have available appropriate funding from the Company as determined by the Audit Committee for payment of:

  •
  compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

  •
  compensation to any advisers employed by the Audit Committee; and

  •
  ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Procedures

        The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit

Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

        The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor.

Limitations Inherent in the Audit Committee's Role

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations. This is the responsibility of management and the independent auditor. Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

000000000.000 ext 000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T
☐ Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card	123456	C0123456789	12345
A
Election of Directors        PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withhold
	01 - Charles A. Picasso	☐	☐
	02 - Richard W. Roedel	☐	☐
	03 - Michael v. Staudt	☐	☐
B
Ratification of the Appointment of Independent Registered Public Accountants

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratification of the Appointment of the Independent Registered Public Accountants for fiscal year 2006.	☐	☐	☐
C
Other

I Consent
I consent to receive future proxy statements and annual reports via the internet.	☐	Check here if you plan to attend the annual meeting.	☐
D
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy—IHS Inc.

Proxy Solicited by the Board of Directors for the 2006 Annual Meeting

Charles Picasso, Michael Sullivan, and Stephen Green, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all of the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of IHS Inc. to be held on April 26, 2006, or any postponement or adjournment thereof.

The designated proxies are authorized to vote upon such other business as may properly come before the meeting.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on April 26, 2006.

THANK YOU FOR VOTING